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                                                                       EXHIBIT 5


June 23, 2000

U.S. Energy Systems, Inc.
515 N. Flagler Drive, Suite 702
West Palm Beach, Florida  33401

         RE:  OFFERING OF SHARES PURSUANT TO REGISTRATION STATEMENT ON FORM S-3
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Gentlemen:

         We have acted as counsel to U.S. Energy Systems, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), of a Registration Statement on Form S-3 (the "Registration Statement") relating to the registration by the Company of 200,000 shares of the Company's common stock, par value $0.01 per share (the "Common Stock").

         In so acting, we have examined originals, or copies certified or otherwise identified to our satisfaction, of (a) the Amended and Restated Certificate of Incorporation and By-Laws, as amended, of the Company as currently in effect, (b) the Registration Statement, (c) certain resolutions adopted by the Company's Board of Directors and (d) such other documents, records, certificates and other instruments as in our judgment are necessary or appropriate for purposes of this opinion.

         Based on and subject to the foregoing, we are of the following opinion:

         1. The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware.

         2. The shares of Common Stock have been validly issued and are fully paid and non-assessable.

         We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.


                                                   Very truly yours,

                                                   GREENBERG TRAURIG, P.A.

                                                   By: /S/ PAUL BERKOWITZ
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                                                       Paul Berkowitz